EXHIBIT 4.4



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO AND ALL APPLICABLE QUALIFICATIONS UNDER STATE SECURITIES LAWS SHALL HAVE BEEN OBTAINED WITH RESPECT THERETO; OR (ii) A WRITTEN OPINION FROM COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER HAS BEEN OBTAINED STATING THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED.

              WARRANT TO PURCHASE COMMON SHARES OF
                      HEMACARE CORPORATION

          For good and valuable consideration, the receipt of which is hereby acknowledged, Hemacare Corporation, a California corporation (the "Company"), hereby grants to Alan Darlington ("Darlington"), an irrevocable warrant (the "Warrant") to purchase up to 250,000 fully paid and nonassessable common shares of the Company (the "Shares"), adjusted as set forth below, at the Warrant Price, as defined below, at any time beginning on the date hereof and ending on September 28, 2006, all subject to the provisions, terms and conditions set forth below.

     1. Exercise; Issuance of Certificates; Payment for Shares. This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Share), and on one or more occasions, by written notice to the Company at its principal office at 21101 Oxnard Street, Woodland Hills, California 91367 (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) at any time within the period above named and by payment to the Company by cashier's check or wire transfer of the Warrant Price for the number of Shares designated by the holder (but not more than the number of Shares for which this Warrant then remains unexercised). The Company agrees that the Shares so purchased will be deemed to have been issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which such notice is received and payment made as aforesaid. Certificates for the Shares so purchased will be delivered to the holder hereof within a reasonable time, not exceeding fifteen (15) business days, after this Warrant has been exercised, and, unless this Warrant has expired, it will continue in effect with respect to the number of Shares, if any, as to which it has not then been exercised.

     2.    Shares  to be Fully Paid; Reservation of Shares.   The
Company covenants and agrees as follows:

          2.1 All Shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          2.2 During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance or transfer upon exercise of this Warrant a sufficient number of Shares to provide for the exercise of this Warrant.

          2.3 The Company will take all actions necessary to assure that the Shares issuable upon the exercise of this Warrant may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the shares of the Company may be listed.

          2.4 The Company will not take any action that would result in an adjustment of the Warrant Price if the total number of Shares issuable after such action upon exercise of this Warrant, together with all Shares then outstanding and all Shares then issuable upon exercise of all rights, options or warrants (other than this Warrant) and upon conversion of all securities convertible into or exchangeable for shares of common stock of the Company, would exceed the total number of Shares then authorized by the Company's Articles of Incorporation.

     3.   Warrant Price.

          3.1 Initial Warrant Price; Subsequent Adjustment of Price and Number of Purchasable Shares. The Initial Warrant Price will be $0.60 per Share, and will be adjusted from time to time as provided below. The Initial Warrant Price or, if such price has been adjusted, the price per Share as last adjusted pursuant to the terms hereof is referred to as the "Warrant Price" herein. Upon each adjustment of the Warrant Price, the holder of this Warrant will thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Shares obtained by multiplying the Warrant Price in effect immediately  before  such  adjustment by  the  number  of  Shares purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Warrant Price resulting from such adjustment.

          3.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Warrant Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          3.3 Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price therefor shall be appropriately adjusted.


          3.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period.

          3.5 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the Shares of the Company, or any consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of the Company's assets to another corporation will be effected in such a way that holders of Shares will be entitled to receive Shares, securities or assets with respect to or in exchange for Shares, then, upon exercise of this Warrant, the holder will thereafter have the right to receive such Shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Shares of the Company, the Company will not effect any consolidation, merger or sale with the Person, as defined below, making such offer or with any Affiliate, as defined below, of such Person, unless, before the consummation of such consolidation, merger or sale, the holder of this Warrant is given at least ten (10) business days notice prior to the scheduled closing date (the "Closing Date") of such transaction (which notice shall specify the material terms of such transaction and the proposed Closing Date). In the event the holder elects to exercise this Warrant or any portion thereof following such notice and such consolidation, merger or sale is not consummated within ten (10) days of the proposed Closing Date (or any subsequent proposed Closing Date), then the Holder may rescind its exercise of this Warrant by providing written notice thereof to the Company, the Company shall take all actions consistent therewith (including without limitation the immediate return of the Warrant Price paid with respect to such rescinded exercise) and this Warrant shall continue in full force and effect. As used in this paragraph, the term "Person" includes an individual, a partnership, a corporation, a trust, a joint venture, a limited liability company, an unincorporated organization and a government or any department or agency thereof, and an "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person will be deemed to control a corporation or other business entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.


          3.6 Notice of Adjustment. Upon any adjustment of the Warrant Price, the Company will give written notice thereof, by first-class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, which notice will state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          3.7  Other Notices.  If at any time:

               3.7.1 The Company declares a cash dividend on its Shares payable at a rate in excess of the rate of the last cash dividend theretofore paid;

               3.7.2      The Company declares a dividend on  its
Shares payable in Shares or pays a special dividend or other distribution (other than regular cash dividends) to the holders of its Shares;

               3.7.3 The shareholders of the Company approve any capital reorganization from or reclassification of the Shares of the Company, or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity; or

               3.7.4      There  is  a voluntary  or  involuntary
dissolution, liquidation or winding up of the Company;

               Then the Company will give, by first-class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company,
(i) at least twenty (20) days' prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same will take place. Any notice required by clause (i) will also specify, in the case of any such dividend or distribution, the date on which the holders of Shares will be entitled thereto, and any notice required by
(ii) will also specify the anticipated date on which the holders of Shares will be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     4. Listing. If any Shares required to be reserved for the purpose of issue upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the filing of a Registration Statement under the Securities Act of 1933, as then in effect (the "Securities Act"), or any similar federal or state law then in effect), or listing on any securities exchange, before such Shares may be issued upon such exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such Shares to be duly registered or approved or listed on the relevant securities exchange, as the case may be.

     5. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     6. Definition of Shares. As used in this Warrant the term "Shares" includes the Company's authorized common stock as constituted on the date hereof and also includes any shares of any class of stock or other equity securities of the Company thereafter authorized which will not be limited in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that, except as provided in paragraph 3.5, the Shares purchasable pursuant to this Warrant will include only Shares designated as "common shares" of the Company or, in the case of any reclassification of the outstanding Shares, the Shares, securities or assets provided for in paragraph 3.5.

     7. No Voting Rights. Neither Darlington nor any other person legally entitled to exercise this Warrant shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable upon any exercise of this Warrant unless and until a certificate or certificates representing such Shares shall have been actually issued and delivered. No Shares shall be issued and delivered upon the exercise of this Warrant unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of an exemption therefrom), all applicable listing requirements of a national securities exchange on which shares of the same class are listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     8. Warrant Not Transferable. This Warrant and all other rights and privileges granted hereby shall not be transferred, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Upon any attempt to so transfer or otherwise dispose of this Warrant or any other right or privileges granted hereby contrary to the provisions hereof, this Warrant and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

     9. Descriptive Headings and Governing Law. The descriptive headings of the several Articles and paragraphs of this Warrant are inserted for convenience only and do not
constitute  a  part  of  this Warrant.   This  Warrant  is  being
delivered and is intended to be performed in the State of California and will be construed and enforced in accordance with, and the rights of the parties will be governed by, the law of such State.

     10. Tax Withholding. The Company shall have the right to require Darlington or any other person legally entitled to exercise this Warrant to pay the Company any federal, state, or local taxes of any kind required by law to be withheld with respect to the exercise of this Warrant or the sale of the Shares issued hereunder or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.



     11.   Legend.   All certificates representing  Shares  shall
bear the following legend:

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO AND ALL APPLICABLE QUALIFICATIONS UNDER STATE SECURITIES LAWS SHALL HAVE BEEN OBTAINED WITH RESPECT THERETO; OR (ii) A WRITTEN OPINION FROM COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER HAS BEEN OBTAINED STATING THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers, as of 1/15/03.


                              HEMACARE CORPORATION



                              By: /s/ Judi Irving
                                 ------------------------
                                Authorized Representative